     As filed with the Securities and Exchange Commission on August 30, 2001
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                  CYSIVE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                      54-1698017
(State or Other Jurisdiction of                         (IRS Employer
 Incorporation or Organization)                       Identification No.)


                        10780 PARKRIDGE BLVD., SUITE 400
                                RESTON, VA 20191
               (Address of Principal Executive Offices) (Zip Code)

                            -------------------------

         CYSIVE, INC. SECOND AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                            (Full Title of the Plan)

                            -------------------------

                            NELSON A. CARBONELL, JR.
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  CYSIVE, INC.
                        10780 PARKRIDGE BLVD., SUITE 400
                                RESTON, VA 20191
                     (Name and Address of Agent for Service)

                                 (703) 259-2300
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With a Copy to:

                              PAUL V. ROGERS, ESQ.
                               COVINGTON & BURLING
                         1201 PENNSYLVANIA AVENUE, N.W.
                              WASHINGTON, DC 20004
                                 (202) 662-6000

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
 Title of Each Class of                                 Proposed               Proposed
    Securities to be            Amount to be        Maximum Offering       Maximum Aggregate          Amount of
       Registered               Registered (1)     Price Per Share (2)     Offering Price (2)      Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share..........       97,375 shares            $2.14                 $208,383                  $52
====================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Calculated in accordance with Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices per share of Common Stock on August 23, 2001, as reported by the Nasdaq National Market.

================================================================================

                     STATEMENT OF INCORPORATION BY REFERENCE

        The Registrant hereby incorporates by reference into this registration statement the Registrant's Registration Statement on Form S-8 (File No. 333-42834).

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on this 30th day of August, 2001.

                                  CYSIVE, INC.


                                    By: /s/ Nelson A. Carbonell, Jr.
                                        -------------------------------------
                                        Nelson A. Carbonell, Jr.
                                        Chairman of the Board, President and
                                        Chief Executive Officer

                                POWER OF ATTORNEY

               Each person whose signature appears below under the heading "Signature" constitutes and appoints Nelson A. Carbonell, Jr. and John R. Lund, or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all Registration Statements on Form S-8 with respect to any securities to be offered and issued by Cysive, Inc., a Delaware corporation (the "Registrant"), pursuant to any employee benefit plan (as such term is defined in the General Instructions to Form S-8) of the Registrant and any or all amendments to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 30th day of August, 2001, by the following persons in the capacities indicated.


           Signature                                       Title
           ---------                                       -----

  /s/ Nelson A. Carbonell, Jr.    Chairman of the Board, President and Chief Executive Officer
--------------------------------  (principal executive officer)
    Nelson A. Carbonell, Jr.


        /s/ John R. Lund          Chief Financial Officer, Treasurer, Secretary and Director
--------------------------------  (principal financial and accounting officer)
          John R. Lund


      /s/ Daniel F. Gillis        Director
--------------------------------
        Daniel F. Gillis


        /s/ Ken H. Holec          Director
--------------------------------
          Ken H. Holec


        /s/ Jon S. Korin          Director
--------------------------------
          Jon S. Korin


                                  EXHIBIT INDEX


  Exhibit No.                Description
  -----------                -----------
      4.1      Amended and Restated Certificate of Incorporation of the Registrant (1)
      4.2      Amended and Restated Bylaws of the Registrant (1)
      5.1      Opinion of Robert M. Skelton, Esq. (3)
      23.1     Consent of Ernst & Young LLP (3)
      23.2     Consent of Robert M. Skelton, Esq. (included in Exhibit 5.1)
      24.1     Power of Attorney (included on signature page)
      99.1     Cysive, Inc. Second Amended and Restated 1994 Stock Option Plan (2)

--------------

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-85651).
(2) Incorporated by reference to the Registrant's Definitive Proxy Statement on Form DEF 14A (File No. 000-27607).
(3)     Filed herewith